Exhibit 99.1

Tumi Holdings Announces Financial Results for the First Quarter 2015

South Plainfield, NJ - May 6, 2015 - Tumi Holdings, Inc. (NYSE: TUMI), the leading global brand of premium travel, business and lifestyle products and accessories, today announced its financial results for the first quarter ended March 29, 2015.
Jerome Griffith, Chief Executive Officer and President, commented, “We met our bottom line objectives in the first quarter with strong gross margin improvement and disciplined cost controls. Sales grew 4.6% on a constant currency basis. We were up against last year’s legacy Alpha liquidation and strong Alpha 2 launch and also saw some pressure from a competitive retail and e-commerce environment, as well as the prolonged disruptions in the global macro environment. That said, we maintained our focus on the continued execution of our growth initiatives, including introducing new and innovative products, expanding our footprint worldwide, and strengthening our e-commerce capabilities. We believe the strategies we have in place will enable us to drive healthy sustainable sales and earnings growth over the long term.”
For the first quarter of 2015:

•	Net sales increased 1.7% to $110.5 million from $108.6 million in the first quarter ended March 30, 2014. On a constant currency basis, net sales grew 4.6%.

•	Total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, decreased 4.6%, compared to an increase of 5.3% in the first quarter of 2014.

•	Direct-to-Consumer North America full-price comparable store sales declined 5.3%, outlet comparable store sales increased 1.1%, and e-commerce sales declined 14.1%.

•
In U.S. dollars, Direct-to-Consumer International full-price comparable store sales declined 9.8%, outlet comparable store sales increased 8.4%, and e-commerce sales declined 2.5%. In Euros, Direct-to-Consumer International full-price comparable store sales increased 9.5%, outlet comparable store sales increased 31.6%, and e-commerce comparable store sales increased 18.4%.

•	Gross margin increased 3.5% to $65.3 million from $63.1 million in the first quarter of 2014. Gross margin percentage was 59.1% compared to 58.1% in the first quarter of 2014.

•	Operating income decreased 28.5% to $9.6 million from $13.4 million in the first quarter of 2014. Operating income margin was 8.7% compared to 12.3% in the first quarter of 2014.

•
In the first quarter of 2015, the company incurred approximately $2.5 million in operating expenses in conjunction with its previously announced cost reduction program. Excluding the expenses relating to the cost reduction program, operating income would have been $12.1 million, and operating income margin would have been 10.9% in the first quarter of 2015.

•
The effective tax rate was 35.0%, compared to 37.4% in the first quarter of 2014. The change in the effective tax rate was largely driven by the Company’s tax planning relating to its Asian sourcing operations.

•
Net income was $6.4 million, or $0.09 per diluted share, based on 67.9 million diluted weighted average common shares outstanding. Net income in the first quarter of 2014 was $8.2 million, or $0.12 per diluted share, based on 67.9 million diluted weighted average common shares outstanding.

•	Excluding the aforementioned expenses relating to the cost reduction program, net income would have been $8.0 million, or $0.12 per diluted share, in the first quarter of 2015.

•	During the first quarter of 2015, Tumi opened three new stores, and relocated one store.

•	At March 29, 2015, Tumi operated 155 company-owned stores.

Balance Sheet Highlights as of March 29, 2015:
Cash and cash equivalents were $56.4 million as of March 29, 2015, compared with $52.8 million as of December 31, 2014. Inventories were $90.4 million as of March 29, 2015, compared with $89.2 million as of December 31, 2014.
Outlook
After considering the continued high level of third party promotions in both department stores and online, in addition to third party price matching policies, the Company is taking steps to decrease its participation in promotional events, which it believes are not in the best long-term interest of the brand equity. As such, and based on the continued strengthening of the U.S. dollar and the challenging global retail environment, the Company is revising its guidance for 2015. The Company now expects net sales to increase between 6% and 9%, and diluted earnings per share for fiscal 2015 to be between $0.90 and $0.95. This assumes a foreign currency impact on net sales of approximately $13 million, and on diluted earnings per share of approximately $0.05, assuming prevailing exchange rates. In the event that foreign currency exchange rates fluctuate from prevailing levels, these estimates of currency impacts could be favorably or unfavorably impacted. The diluted earnings per share guidance also includes expenses incurred in the first quarter of 2015 due to the cost reduction program of approximately $0.02, which the Company realized in the first quarter. The Company continues to expect this cost reduction program to result in annualized savings in operating expenses of approximately $3.5 million. These estimates assume total comparable store sales growth in the low to mid-single digits, diluted weighted-average common shares outstanding of approximately 67.9 million, and an effective tax rate of 35.0%.
The Company continues to expect to open 18 to 22 new stores in 2015, with the expected opening cadence to be marginally more balanced versus the prior year. Capital expenditures for fiscal 2015 are expected to be in the range of $35.0 million to $40.0 million.
Conference Call
Tumi Holdings, Inc. will host a conference call to discuss first quarter results today, May 6, 2015, at 4:30 p.m. ET. The general public can access the call by dialing 1-888-895-5479 (domestic) or 1-847-619-6250 (international). The passcode is 39538823. Please dial in 5 minutes before the start of the call. The conference call will also be webcast live in the Investor Relations section of www.tumi.com. A telephone replay of the call will be available through May 13, 2015; to access the replay, dial 1-888-843-7419 for domestic callers or 1-630-652-3042 for international callers and enter access code 39538823. The webcast will be accessible on the website for approximately 90 days after the call.
About Tumi
Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in over 300 stores from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries. For more information, please visit www.tumi.com.
Forward-Looking Statements
This release contains forward-looking statements, which address a variety of subjects including, for example, the Company’s expectation for net sales and earnings per share in 2015, the expected impact of foreign exchange rates on net sales and earnings per share in 2015, the number of new store openings in 2015, the expected impact of the Company’s cost reduction program, the estimated effective tax rate, comparable store sales growth rate and capital expenditures in 2015, and the Company’s assessment as to its ability to drive sustainable sales and earnings growth over the long term. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: changes in consumer spending and general economic conditions; a decrease in travel levels; interruption in supply; inventory management and product quality control issues with our contract manufacturers; an inability to open new store locations in a timely and profitable manner; increases in costs of materials, labor or freight; the impact of counterfeiting and transshipping; risks of operating internationally, including exchange rate fluctuations; risks associated with our e-commerce migration; risks associated with transitioning to a direct sales model in certain geographies; changes in effective tax rates; and the success of new product introductions. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us except as otherwise required under federal securities laws.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended
	March 29, 2015	March 30, 2014
	(unaudited)
Net sales	$110,461	$108,602
Cost of sales	45,190	45,519
Gross margin	65,271	63,083
OPERATING EXPENSES
Selling	8,636	8,267
Marketing	3,827	4,355
Retail operations	29,718	26,106
General and administrative	13,527	10,974
Total operating expenses	55,708	49,702
Operating income	9,563	13,381
OTHER INCOME (EXPENSES)
Interest expense	(105)	(129)
Earnings from joint venture investment	212	147
Foreign exchange gains (losses)	318	(98)
Other non-operating expenses	(182)	(277)
Total other income (expenses)	243	(357)
Income before income taxes	9,806	13,024
Provision for income taxes	3,432	4,871
Net income	$6,374	$8,153
Weighted average common shares outstanding:
Basic	67,868,867	67,866,667
Diluted	67,918,438	67,867,852
Basic earnings per common share	$0.09	$0.12
Diluted earnings per common share	$0.09	$0.12

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 29, 2015	December 31, 2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$56,365	$52,796
Accounts receivable, less allowance for doubtful accounts of approximately $572 and $580 at March 29, 2015 and December 31, 2014, respectively	24,384	31,890
Other receivables	2,565	3,003
Inventories, net	90,449	89,231
Prepaid expenses and other current assets	5,584	8,315
Deferred tax assets, current	7,298	7,298
Total current assets	186,645	192,533
Property, plant and equipment, net	78,881	79,067
Deferred tax assets, noncurrent	5,907	4,608
Joint venture investment	2,395	2,156
Goodwill	142,773	142,773
Intangible assets, net	130,400	130,414
Deferred financing costs, net of accumulated amortization of $3,128 and $3,087 at March 29, 2015 and December 31, 2014, respectively	331	372
Other assets	9,793	10,907
Total assets	$557,125	$562,830

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (continued)
(In thousands, except share and per share data)

	March 29, 2015	December 31, 2014
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$28,302	$33,898
Accrued expenses	31,167	34,786
Income taxes payable	1,082	2,334
Total current liabilities	60,551	71,018

Other long-term liabilities	11,306	11,407
Deferred tax liabilities	53,522	53,522
Total liabilities	125,379	135,947

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock—$0.01 par value; 350,000,000 shares authorized, 68,146,673 shares issued and 67,868,867 shares outstanding as of March 29, 2015 and December 31, 2014	681	681
Preferred stock—$0.01 par value; 75,000,000 shares authorized and no shares issued or outstanding as of March 29, 2015 and December 31, 2014	—	—
Additional paid-in capital	315,571	314,217
Treasury stock, at cost; 277,806 shares as of March 29, 2015 and December 31, 2014	(4,874)	(4,874)
Retained earnings	126,108	119,734
Accumulated other comprehensive loss	(5,740)	(2,875)
Total stockholders’ equity	431,746	426,883
Total liabilities and stockholders’ equity	$557,125	$562,830

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Segment Results

	Direct-to- Consumer North America	Direct-to- Consumer International	Indirect-to- Consumer North America	Indirect-to- Consumer International	Non-Allocated Corporate Expenses	Consolidated Totals
	(In thousands)
Three Months Ended March 29, 2015
Net sales	$52,002	$6,499	$22,236	$29,724	$—	$110,461
Operating income (loss)	$10,834	$145	$8,645	$8,933	$(18,994)	$9,563
Depreciation and amortization	$2,569	$441	$463	$956	$605	$5,034
Three Months Ended March 30, 2014
Net sales	$50,047	$4,959	$22,289	$31,307	$—	$108,602
Operating income (loss)	$12,384	$(344)	$8,678	$9,140	$(16,477)	$13,381
Depreciation and amortization	$1,927	$219	$409	$843	$522	$3,920

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Constant Currency Data
(In thousands)

	Three Months Ended
	March 29, 2015	March 30, 2014	Change
GAAP Net Sales	$110,461	$108,602	$1,859
GAAP Net Sales growth	1.7%

Impact of changes in exchange rates	$3,094

Net Sales on constant currency basis	$113,555	$108,602	$4,953
Net Sales growth on constant currency basis	4.6%

To present this information, current period results for sales in currencies other than U.S. dollars are converted into U.S. dollars at the prior year’s currency conversion rate.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Operating Income to
Operating Income Before Costs Associated with the Cost Reduction Program
(In millions)

	Three Months Ended
	March 29, 2015	March 30, 2014
Operating Income	$9.6	$13.4
Operating expenses in conjunction with the cost reduction program	2.5	—
Operating income before costs associated with the cost reduction program[1]	$12.1	$13.4
Note
1 Totals may not foot due to rounding.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to
Net Income Before Costs Associated with the Cost Reduction Program
(In millions, except per share data)

	Three Months Ended
	March 29, 2015	March 30, 2014
Net Income	$6.4	$8.2

Diluted GAAP earnings per share [1]	$0.09	$0.12

Operating expenses in conjunction with the cost reduction program (after tax)	1.6	$—
Net income before costs associated with the cost reduction program [2]	$8.0	$8.2
Diluted earnings per share before costs associated with the cost reduction program [1]	$0.12	$0.12

Notes
1 Diluted EPS calculated using 67.9 million shares for both Q1 2015 and Q1 2014
2 Totals may not foot due to rounding.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Operating Expenses to
Operating Expenses Before Costs Associated with the Cost Reduction Program
(In millions)

	Three Months Ended
	March 29, 2015	March 30, 2014
Operating expenses	$55.7	$49.7
Operating expenses in conjunction with the cost reduction program	2.5	—
Operating expenses before costs associated with the cost reduction program[1]	$53.2	$49.7

Note
1 Totals may not foot due to rounding.

Non-GAAP Financial Measures
Net income before costs associated with the cost reduction program, operating income before costs associated with the cost reduction program, and operating expenses before costs associated with the cost reduction program are non-GAAP financial measures. Net income before costs associated with the cost reduction program is defined as net income plus the costs associated with the cost reduction program. Operating income before costs associated with the cost reduction program is defined as operating income plus the costs associated with the cost reduction program. Operating expenses before costs associated with the cost reduction program is defined as operating expenses less the costs associated with the cost reduction program. The Company also refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Constant currency net sales results are calculated by translating current period net sales in local currency using the prior year's currency conversion rate. This consistent approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. These measures are an important supplemental measure for Tumi’s internal reporting, including for its board of directors and management, and are key measures used to evaluate profitability and operating performance. These measures provide investors and other users of Tumi’s financial information, when viewed in conjunction with its consolidated financial statements, consistency and comparability with Tumi’s past financial performance, facilitates period-to-period comparisons of operating performance and may facilitate comparisons with other companies. Tumi uses these metrics in conjunction with GAAP operating performance measures as part of its overall assessment of its performance. Undue reliance should not be placed on these measures as Tumi’s only measures of operating performance. Net income before costs associated with the cost reduction program should not be viewed as a substitute for net income, operating income before costs associated with the cost reduction program should not be viewed as a substitute for operating income, operating expenses before costs associated with the cost reduction program should not be viewed as a substitute for operating expenses and constant currency net sales reporting should not be viewed as a substitute for net sales.
Comparable Store Sales Growth
Comparable store sales are calculated based on Tumi’s company-owned stores that have been open for at least a full calendar year as of the end of Tumi’s fiscal year. For example, a store opened in October 2014 will not impact the comparable store comparison until January 1, 2016. Additionally, temporary store closings, store expansions and store relocations are excluded from the comparable store base under most circumstances.

Source: Tumi Holdings, Inc.
Investor Relations:
ICR, Inc.
Jean Fontana / Joseph Teklits, 203-682-8200
jean.fontana@icrinc.com
or
Media Relations:
ICR, Inc.
Alecia Pulman / Brittany Fraser, 646-277-1231
brittany.fraser@icrinc.com